UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 21, 2005

                          American Vantage Companies
            (Exact name of registrant as specified in its charter)


           Nevada                       0-10061                 04-2709807
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


4735 South Durango Drive - Suite 105
          Las Vegas, Nevada                                    89147
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (702) 227-9800


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

                                Explanatory Note

      This Amendment No. 1 to the Current Report on Form 8-K/A (Date of Report:
March 31, 2005) is being filed to provide the required pro forma financial information required under Item 9.01 of Form 8-K. In accordance with the rules and regulations of the Securities and Exchange Commission, all disclosures contained in the original Form 8-K, except where amended, are presented in their entirety in this Amendment No. 1.

Item 1.01. Entry into a Material Definitive Agreement.

      On March 21, 2005, we, American Vantage Companies, along with American Vantage Media Corporation, our wholly-owned subsidiary ("AVMC"), entered into, and consummated the transactions contemplated by, an Agreement and Plan of Merger (the "Merger Agreement") with Genius Products, Inc. ("Genius") and Genius Acquisition Corp., a wholly-owned subsidiary of Genius ("Merger Sub"). A copy of the Merger Agreement, which is dated as of March 21, 2005, is attached as exhibit 10.1 to this Current Report on Form 8-K.

      The Merger Agreement contemplated our disposition of AVMC to Genius, by means of the merger (the "Merger") of Merger Sub with and into AVMC. The Merger became effective immediately upon the filing of articles of merger with the Nevada Secretary of State. The articles of merger were filed on March 21, 2005. AVMC is the surviving corporation in the Merger. AVMC operates through a number of subsidiaries, including Wellspring Media, Inc. ("Wellspring") and American Vantage/Hypnotic, Inc. ("Hypnotic"). Upon consummation of the Merger, AVMC became a wholly-owned subsidiary of Genius.

      We received a total of 7 million shares of Genius common stock and warrants to purchase an additional 1.4 million shares of Genius common stock as the merger consideration. A total of 600,000 shares of Genius common stock comprising a portion of the merger consideration are being held in escrow, pursuant to an Escrow Agreement between Genius, City National Bank and us, to secure our indemnification obligations under the Merger Agreement. An additional 775,000 shares of Genius common stock are being held by Genius, pursuant to an Assumption of Obligations and Pledge Agreement (Video Catalog) (the "Video Catalog Assumption Agreement") and an Assignment, Assumption and Pledge Agreement (the "Hypnotic Assignment and Assumption Agreement"), each between Genius and us. These pledges of stock were made in order to secure compliance of our agreements to assume payment obligations relating to (a) approximately $1.05 million of accounts payable incurred in connection with the catalogue operations of Wellspring, (b) potential severance obligations, of approximately $400,000 under certain AVMC employment agreements, (c) penalties, interest and attorneys' fees over $10,000 involving a claim by a licensee of Wellspring (but not the claimed amount of licensed fees owing, which Genius is assuming) and (d) all judgments, costs and expenses not otherwise covered by insurance relating to a claim against us and AVMC filed with the U.S. Equal Employment Opportunity Commission. We will receive the proceeds, if any, from the sales of approximately $300,000 of inventory relating to the Wellspring catalog business under the Video Catalog Assumption Agreement. We have been assigned certain contractual rights, business operations and other assets of Hypnotic under the Hypnotic Assignment and Assumption Agreement. A copy of the Video Catalog Assumption Agreement, which is dated as of March 21, 2005, is attached as exhibit 10.2 to this Current Report on Form 8-K. A copy of the Hypnotic Assignment and Assumption Agreement, which is dated as of March 21, 2005, is attached as exhibit 10.3 to this Current Report on Form 8-K.

      The Genius warrants received as part of the merger consideration are exercisable through March 21, 2010, at exercise prices of $2.56 per share with respect to 700,000 shares of Genius common stock and $2.78 per share with respect to the remaining 700,000 shares of Genius common stock.

      We entered into a Resale and Voting Agreement (the "Resale and Voting Agreement") with Genius with respect to the shares of Genius common stock and warrants received as the merger consideration, as well as the Genius common stock issuable upon exercise of the Genius warrants (collectively, the "Genius Securities"). We are prohibited to sell, transfer, assign or otherwise dispose of the Genius Securities except in accordance with the transfer restrictions set forth in the Resale and Voting Agreement. These transfer restrictions include:


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

o sales in open market transactions, including sales pursuant to an effective registration statement or Rule 144, may only be made (a) at a price per share that is no less than 85% of the volume weighted-average closing price per share of Genius common stock during the ten trading days prior to the date of agreement to make such sale and (b) in such volume that, when combined with all other sales of the Genius Securities during the immediately preceding ten trading days, is no more than 15% of the aggregate volume of trading in Genius common stock on all exchanges during the ten trading days immediately preceding the date of such sale;

o     Private sales to certain qualified institutional buyers may only be made
      (a) to those entities listed on a schedule to the Resale and Voting Agreement, or an amendment to such schedule, at a price per share (or, in the case of warrants that are sold separately, at a price which when combined with the warrant exercise price) that is no less than 85% of the volume weighted-average closing price per share of the Genius common stock during the ten trading days prior to the date of agreement to make such sale and (c) in such volume (in the case of warrants, such volume shall include the shares then issuable upon exercise of the warrants) which, when combined with all other sales of Genius Securities does not exceed 3,100,000 shares; and

o Private sales to others may only be made (a) at a price per share (or, in the case of warrants that are sold separately, at a price which when combined with the warrant exercise price) that is no less than 85% of the volume weighted-average closing price per share of Genius common stock during the ten trading days prior to the date of agreement to make such sale and (b) in such volume (in the case of warrants, such volume shall include the shares then issuable upon exercise of the warrants) which, when combined with all other sales of Genius Securities to such purchaser or the purchaser's affiliates, does not exceed (i) 1 million shares or
      (ii) such amount which, combined with all other holdings of Genius common stock by such purchaser or the purchaser's affiliates, does not exceed 3.0% of the then issued and outstanding shares of Genius common stock.

      The Resale and Voting Agreement also obligates us to vote the Genius common stock we received as the merger consideration in the same proportions that Genius' other stockholders vote, abstain from voting (including "broker non-votes") or fail to vote their respective shares of Genius common stock with respect to any proposal or action submitted to Genius' stockholders for a vote or consent. We are free to vote our shares of Genius common stock as we may choose in connection with any (a) tender offer involving Genius common stock,
(b) proposal involving the merger of Genius with any other entity or (c) proposal in which we have a direct interest in such proposal, whether or not such tender offer, merger or other proposal has been approved by Genius' board of directors.

      The resale and voting restrictions imposed on each of the Genius Securities under the Resale and Voting Agreement automatically terminate upon sale of such Genius Securities in accordance with the transfer restrictions of the Resale and Voting Agreement. A copy of the Resale and Voting Agreement, which is dated March 21, 2005, is attached as exhibit 10.4 to this Current Report on Form 8-K.

      We have also been granted certain registration rights with respect to the Genius common stock and shares issuable upon exercise of the Genius warrants pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") between Genius and us. Genius is obligated to register the Genius common stock and shares issuable upon exercise of the Genius warrants for resale on a registration statement to be filed within 60 days following the date of the Merger Agreement. Genius is also required to use its best efforts to cause the registration statement to become effective within 120 days following the date of the Merger Agreement (165 days if the SEC chooses to review the registration statement). The failure to file the registration statement or for the registration statement to become effective within the required time periods will result in Genius being obligated to pay liquidated damages. A copy of the Registration Rights Agreement, which is dated March 21, 2005, is attached as exhibit 10.5 to this Current Report on Form 8-K.

      Following the effectiveness of the Merger, a financing facility of Wellspring with Atlantic Bank of New York in the outstanding principal amount of approximately $2.4 million was completely satisfied and, thereupon, terminated.

      AVMC, with revenues of approximately $20 million for the 2004 calendar year, including $13 million derived from the Wellspring film library, distributes filmed entertainment, consisting of independent and art-related films, documentaries and holistic living programming, through major home video retailers, broadcast and cable outlets, specialty theater chains and a direct mail catalog reaching more than 400,000 consumers. Titles within the division's Wellspring Film Library include commercial films, musical performances and wellness programs. Certain of the more than 750 titles within Wellspring's library have garnered nearly every major award in the media business, including the Oscar, Grammy, Peabody, Golden Globe and Palm d'Or. Among Wellspring's many critically acclaimed well-known titles are Tarnation, Red Lights, Breaker Morant, Breathless, Z, My Dinner with Andre, and the American Masters(R) series.


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

      Genius describes itself in its March 22, 2005 press release as a fully integrated, multi-brand entertainment company that produces and distributes products, including DVDs and CDs. The March 22, 2005 press release states that Genius' products are sold in retail outlets nationwide under well-known brands, including AMC(R), TV Guide(R), IFILM(TM), Sundance Channel Home Entertainment(TM), Bazooka(R), Jay Jay The Jet Plane(R), National Lampoon(R), The Twilight Zone(TM), Baby Genius(R), Tonka(R), My Little Pony(R), Curious George(R) and Paddington Bear(TM). Genius also states that it licenses the Baby Genius brand to third-party companies for a variety of products, including books.

      Genius states that its business model includes revenues from three major sources. These sources, and associated revenues during the first nine months of 2004, are described in the Genius Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, as amended (the "Genius Form 10-QSB/A") as:

o Sales of its branded proprietary and licensed DVDs and VHS (88.8% of gross revenues for the first nine months of 2004);

o Sales of its branded proprietary and licensed music audio CDs and cassettes (6.2% of gross revenues for the first nine months of 2004); and

o Sales of non-branded DVDs and music CDs (5.0% of gross revenues for the first nine months of 2004).

      The chief executive officer of Genius, Trevor Drinkwater, is quoted, in a February 23, 2005 press release of Genius announcing the then proposed transaction which was consummated by the Merger, as stating "This transaction is emblematic of the growth track we are setting for Genius Products and our intention to leverage our established resources. Over the past year, we have built an infrastructure to clearly support significantly greater sales volume. With the high quality of assets being acquired, the cost savings and margin improvement identified, and the leverage opportunities planned, we believe this acquisition will return greater value to our stockholders. The AVMC acquisition will mark a next step in the development of our strategic plan to broaden our base of proprietary content. Together, Genius Products and AVMC will represent a critical mass of high quality and diverse content that will allow us to work closely with retailers in developing customized programs to meet their sales and demographic objectives. The Wellspring titles, with their independent focus and international appeal, complement Genius' Branded Distribution Network. We believe that AVMC's sizeable and valuable library creates significant opportunities to generate meaningful cash flow as titles are released and re-released in multiple formats."

      In its March 22, 2005 press release, Mr. Drinkwater is quoted as stating that "We see this acquisition as an important means of leveraging the efficient infrastructure Genius Products has built over the past year. With a broadened base of high quality, diverse, proprietary content, we believe Genius Products is strategically positioned to work even closer with retailers to develop customized programs that meet their sales, gross margin and targeted demographic objectives. In turn, this should generate meaningful cash flow and margin for Genius Products as titles are released and re-released in multiple formats. The transaction exemplifies the type of strategic acquisitions we plan to pursue in the future, as we remain fully focused on expanding our portfolio of brands, library of proprietary content and leveraging our overhead. This acquisition complements our already strong presence in the independent film world and our relationship with The Sundance Channel and IFILM. We will look to duplicate this strategy in other categories to include classic content with TV Guide and AMC; family content with Bazooka and Baby Genius; and comedies with National Lampoon."

      In a March 7, 2005 press release of Genius, Genius announced the completion of a $10.3 million private placement that closed on March 2, 2005. According to the March 7, 2005 press release and a Current Report on Form 8-K (Date of Report: March 2, 2005) filed with the Securities and Exchange Commission on March 9, 2005, Genius issued 6,518,987 shares of Genius common stock and five-year warrants to purchase an additional 1,303,797 shares of Genius common stock, half at an exercise price of $2.56 per share and half at an exercise price of $2.78 per share.

      The March 7, 2005 press release and March 2, 2005 Form 8-K of Genius also:

o Identifies investors in the private placement were funds managed by JLF Asset Management, LLC of Del Mar, California, Bonanza Capital Ltd. of Dallas, Texas, and Gruber & McBaine Capital Management of San Francisco, California;

o Notes that Genius is obligated to register the Genius common stock issued in the private placement for resale on a registration statement to be filed within 60 days after the closing of the private placement and that Genius will use its best efforts to cause the registration statement to become effective within 120 days of the date of the Securities Purchase Agreement (165 days if the SEC chooses to review the registration statement), with the failure to file a registration statement or for the registration statement to become effective within the required timeframes will result in the payment of liquidated damages to the private placement's investors.


Item 2.01. Completion of Acquisition or Disposition of Assets.

      We have reported under Item 1.01 of this Current Report on Form 8-K that we disposed of our AVMC subsidiary and AVMC's Wellspring and Hypnotic subsidiaries pursuant to the Merger. The disclosures contained in the first eight paragraphs of Item 1.01of this Form 8-K sets forth the date of completion of the disposition, a brief description of the assets that were disposed and the nature and amount of the merger consideration. We incorporate by reference in this Item 2.01 the disclosures and other information set forth in such eight paragraphs of Item 1.01.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

      We have guaranteed the obligations arising under certain secured negotiable promissory notes and a secured non-negotiable promissory note of AVMC in the aggregate principal amount of $3,273,600 pursuant to a Guaranty, dated March 18, 2005, with the holders of such promissory notes. The noteholders are Al Cattabiani, Lee Miller, Clara Spalter Miller and Carl Seldin Koerner. The noteholders received their promissory notes in connection with AVMC's acquisition of Wellspring on February 3, 2005. The promissory notes bear interest at 7% per annum, payable quarterly, and mature on February 3, 2006. The promissory notes were guaranteed by Wellspring at the time of their issuance and are secured by all of the assets of Wellspring and a pledge by AVMC of Wellspring's capital stock owned by AVMC. The Wellspring guaranty and AVMC pledge remain in effect. A copy of the Guaranty is attached as exhibit 10.6 to this Current Report on Form 8-K. Copies of the AVMC promissory notes, Wellspring guaranty, Wellspring security agreement and AVMC stock pledge agreement were made exhibits 10.2 through 10.9 to our Current Report on Form 8-K (Date of
Report: February 3, 2004), filed with the SEC on February 18, 2004.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

      Stephen K. Bannon, the vice-chairman of our board of directors and the president and chief executive officer of AVMC, resigned as a director, vice-chairman of our board of directors and all other offices with our company, effective immediately preceding the effectiveness of the Merger.

Item 9.01. Financial Statements and Exhibits.

(a)   Pro forma financial information.


      The following pro forma financial information is presented in this Current Report on Form 8-K/A:

o     Introductory Comment

o Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2004

o     Notes to Unaudited Pro Forma Condensed Combined Statement of Operations


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

                           AMERICAN VANTAGE COMPANIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                              INTRODUCTORY COMMENT

      The following unaudited pro forma condensed combined statements of operations have been prepared to give effect to the disposition of AVMC on March 21, 2005, as if this disposition occurred on January 1, 2004, in the unaudited pro forma condensed combined statement of operations for December 31, 2004. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2005 is not presented as all amounts pertaining to AVMC's operations were reported in discontinued operations, which are not presented on a pro forma basis.

      The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, Current Report on Form 8-K (Date of Report: March 21,
2005) and the Quarterly Report on Form 10-QSB for the three months ended March 31, 2005.

      The pro forma adjustments do not reflect any future operating efficiencies and cost savings that may be achieved with respect to the combined entity. Unaudited pro forma condensed combined financial information is presented for information purposes only and is not necessarily indicative of the results that actually would have been realized had the disposition been completed on the date indicated or which may be expected to occur in the future.


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

                           American Vantage Companies
         Unaudited Pro Forma Condensed Combined Statement of Operations
                      For the Year Ended December 31, 2004

                                                          Historical                     Pro Forma
                                                         ------------    ------------------------------------------
                                                          American
                                                         Vantage Cos.
                                                         December 31,                      Note
                                                            2004         Adjustments        Ref.          Combined
                                                         ------------    ------------   ------------   ------------
Revenues, net                                              17,766,000     (17,127,000)      (a)             639,000

Cost of services                                           11,143,000     (10,894,000)      (a)             249,000
                                                         ------------                                  ------------

Gross profit                                                6,623,000                                       390,000

Selling, general and administrative expenses               14,608,000     (10,697,000)      (a)           3,911,000

Non-operating (expense) income, net                          (107,000)        423,000       (a)             316,000
Gain on sale of land                                        3,423,000                                     3,423,000
                                                         ------------                                  ------------

Loss (income) from continuing operations before income
   tax benefit (provision)                                 (4,669,000)                                      218,000

Income tax benefit (provision)                              2,006,000      (1,912,000)      (b)             (94,000)
Equity in income of unsolidated investees, net                624,000                                       624,000
                                                         ------------                                  ------------

(Loss) income from continuing operations                 $ (2,039,000)                                 $    748,000
                                                         ============                                  ============

Net loss (income) per share -- basic and diluted:
      Continuing operations                              $      (0.35)                                 $       0.13
                                                         ============                                  ============

 Weighted average number of common shares
    and common share equivalents                            5,755,000                                     5,755,000
                                                         ============                                  ============

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

                           American Vantage Companies
    Notes To Unaudited Pro Forma Condensed Combined Statements of Operations

      Consideration received from the March 21, 2005 sale of AVMC to Genius included 7,000,000 shares of Genius common stock and five-year warrants to purchase an additional 1,400,000 shares of Genius common stock, half at an exercise price of $2.56 per share and half at an exercise price of $2.78 per share. A total of 5,625,000 shares of Genius common stock are currently available for placement by the Company. At March 21, 2005, the fair market value of the total consideration was $17,570,000. The Company recognized a pre-tax gain of $6,218,000 from the sale of AVMC.

      In accordance with SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities," the Company classifies the Genius common stock as "available-for-sale." As such, unrealized holding gains and losses are excluded from earnings and reported in other comprehensive loss, net of taxes. As of March 31, 2005, the fair value of the Genius stock was $13,300,000, with an unrealized holding loss of $1,566,000, net of tax of $884,000.

      In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", the fair value of the warrants is recorded as $1,449,000 on the Company's March 31, 2005 condensed consolidated balance sheet. Gains or losses resulting from fluctuations in the fair value are recognized in non-operating (expense) income in the Company's condensed consolidated statement of operations. For the three months ended March 31, 2005, the Company recognized a loss of $371,000 for the change in the fair value of the warrants at March 31, 2005.

      The following pro forma adjustments have been incorporated in the unaudited pro forma condensed combined statements of operations:

      (a) To eliminate the AVMC and Filmed Entertainment segment operating results for the twelve months ended December 31, 2004.

      (b) To reflect the effect of the change in tax provision based on the historical effective tax rate of 43% for the twelve months ended December 31, 2004.


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

The Post-Disposition of AVMC Operations and Assets of the Company

      AVMC constituted the vast majority of the operating assets of the Company for the year ended December 31, 2004 and period ended March 21, 2005. The Company disposed of AVMC to Genius effective March 21, 2005. In connection with such disposition, Genius transferred certain assets, operations, and liabilities held by Hypnotic and certain liabilities of Wellspring back to the Company.

      The assets of the Company following the disposition of AVMC primarily consist of the following:

o 7,000,000 shares of GNPI stock, of which 5,625,000 are available for placement by the Company;

o The assets and operations of the Film and TV Production division retained by the Company in connection with the disposition of AVMC, which assets generated approximately $638,000 of revenues during the year ended December 31, 2004. The Company continues to operate the Film and TV Production division;

o     Cash and cash equivalents;

o A 49% membership interest in the Restaurant Investee that operates the Border Grill, which generated approximately $558,000 of equity income for the Company and cash distributions of $1,055,000 during the year ended December 31, 2004;

o The Company's ownership of YaYa which holds a 10% interest in Games Media, LLC, a joint venture that promotes video gaming touring festivals, which generated nominal revenues during the year ended December 31, 2004;

o     A claim against the Table Mountain Tribe; and

o Various other assets, including prepaid expenses, furniture and fixtures, and a deferred income tax benefit.

      The liabilities of the Company following the disposition of AVMC primarily consist of the following:

o Contingent liabilities of Hypnotic under its employment agreement with two individuals;

o Liabilities relating to accounts payable of Wellspring assumed by the Company in connection with the disposition of AVMC totaling approximately $1,080,000 (which may be offset by the sale of Wellspring inventory valued at $328,000);

o A contingent liability relating to the Company's guaranty of certain promissory notes of AVMC in the aggregate principal amount of $3,274,000;

o Contingent liabilities relating to the Company's leased premises formerly utilized by AVMC;

o Any tax liability resulting from the placement of the GNPI common stock and warrants that the Company acquired in connection with the disposition of AVMC; and

o Various other liabilities for operating expenses, including office leases, and direct costs associated with the disposition of AVMC and any placement of the GNPI stock.

The listing of the Company's assets and liabilities following the disposition of AVMC set forth above is merely a summary of such assets and liabilities.

      The Company anticipates that the Film and TV Production division assets it retained following the AVMC disposition will derive operating revenues from a number of sources, including:

o Creating and developing content, primarily for television, which will then be marketed to television networks;

o The television network hit "The O.C." was created by Hypnotic and Warner Bros. for the Fox network and currently is generating monthly production fees for Hypnotic (Genius is only entitled to the "back-end" fee associated with the revenues generated if and when the series is syndicated);

o     The ability to create television commercials for clients;

o Creating video content, including producing a Yoga exercise video for distribution to retail outlets;

o An overhead arrangement with Sony Pictures which allows Sony to have first refusal on all Hypnotic-created TV content; and

o Association with two employees who have many years of experience in the television and film industries; one was a senior executive with NBC (David Bartis) and the other is a notable film director, with film credits including "The Bourne Identity" and the soon-to-be released film "Mr. and Mrs. Smith," starring Brad Pitt and Angelina Jolie (Douglas Liman).

Listed below are all exhibits to this Current Report on Form 8-K/A.

Exhibit
Number    Description
------    -----------

10.1 Agreement and Plan of Merger, dated as of March 21, 2005, among Genius Products, Inc., Genius Acquisition Corp., American Vantage Companies and American Vantage Media Corporation (minus exhibits and schedules).*

10.2 Assumption of Obligations and Pledge Agreement (Video Catalog), dated March 21, 2005, between American Vantage Companies and Genius Products, Inc. *

10.3 Assignment, Assumption and Pledge Agreement, dated March 21, 2005, between American Vantage Companies and Genius Products, Inc. *

10.4 Resale and Voting Agreement, dated March 21, 2005, between American Vantage Companies and Genius Products, Inc. *

10.5 Registration Rights Agreement, dated March 21, 2005, between American Vantage Companies and Genius Products, Inc. *

10.6 Guaranty, dated March 18, 2005, among American Vantage Companies, Al Cattabiani, Lee Miller, Clara Spalter Miller and Carl Seldin Koerner.
          *

-----------------
*  Previously filed


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 6, 2005

                                  American Vantage Companies


                                  By:  /s/ Ronald J. Tassinari
                                       -------------------------
                                       Ronald J. Tassinari
                                       President and Chief Executive Officer


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